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                                                                    Exhibit 23.2


                             SMITH & GESTELAND, LLP
                     Partnership In Your Success-Since 1948


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation of our report dated February 7, 1997, on our audit of the consolidated financial statements of Superconductivity, Inc., as of December 31, 1996, and for the year then ended, which report is included in this Registration Statement on Form 10K into the Company's previously filed Registration Statements on Form S-8 (file numbers 33-44962, 33-44963, 33-64832, 33-74418, 33-86106, 33-86108, 333-37163 and 333-39653).




Madison, Wisconsin            /s/ Smith & Gesteland, LLP
June 25, 1998                 SMITH & GESTELAND, LLP



  Certified Public Accountants and Business Consultants * Post Office Box 1764
                            * Madison, WI 55701-1764